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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APAC CUSTOMER SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Six Parkway North
Deerfield, Illinois 60015
(847) 374-4980

Notice of Annual Meeting of Shareholders
June 2, 2006

To the Shareholders of APAC Customer Services, Inc.:

        The Annual Meeting of Shareholders of APAC Customer Services, Inc. will be held at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois on Friday, June 2, 2006, at 10:00 a.m. Central Daylight Time for the following purposes:

  1.
  To elect eight directors.

  2.
  To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 3, 2006, are entitled to notice of, and to vote at, the Annual Meeting.

        Even if you plan to attend the meeting in person, please read these proxy materials and date, sign and mail the enclosed proxy in the envelope provided, which requires no postage for mailing in the United States. A prompt response is helpful, and your cooperation will be appreciated.

By Order of the Board of Directors

Pamela R. Schneider Secretary

April 28, 2006

APAC Customer Services, Inc.
Six Parkway North
Deerfield, Illinois 60015
(847) 374-4980

Proxy Statement

Annual Meeting of Shareholders to be Held June 2, 2006

        This Proxy Statement and the accompanying proxy card are being mailed to shareholders of APAC Customer Services, Inc. (the "Company") on or about April 28, 2006, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders to be held on June 2, 2006. The purpose of the Annual Meeting is to consider and act upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

        Each shareholder is entitled to one vote for each Common Share held as of the record date. A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. As of the close of business on April 3, 2006, the record date for determining shareholders entitled to vote at the Annual Meeting, 49,848,654 Common Shares were outstanding.

        If the form of Proxy that accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the indicated direction. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company, by executing and delivering a subsequently dated proxy card or by voting in person at the Annual Meeting. Shareholders whose Common Shares are held in the name of a bank, broker or other holder of record will receive voting instructions from the holder of record.

        The affirmative vote of the holders of a majority of the Common Shares entitled to vote and represented in person or by proxy at the Annual Meeting is required for the election of directors and for any other proposal submitted to a vote. Shareholders are not entitled to cumulate their votes. Shares represented by proxies which are marked "withhold" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matter. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy. Broker "non-votes" and the shares as to which shareholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes will be tabulated by representatives of LaSalle Bank National Association, the Company's transfer agent and inspector of elections for the Annual Meeting. Expenses incurred in the solicitation of proxies will be borne by the Company.

COMMON SHARES BENEFICIALLY OWNED BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information as of March 15, 2006, regarding the beneficial ownership of Common Shares by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Shares, (ii) each director and nominee, (iii) each Named Executive Officer (as defined on page 9), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each beneficial owner of the Common Shares listed below, based on information provided by such owner, has sole investment and voting power with respect to such Common Shares. Unless otherwise indicated, the address of each of the shareholders named below is the Company's principal executive office.

	Common Shares Beneficially Owned
Name
	Number		Percent(1)
Theodore G. Schwartz	19,831,718	(2)(3)	38.9%
Wells Fargo & Company	4,622,507	(4)	9.1%
Sidus Investment Partners, L.P.	3,042,600	(5)	6.0%
Trust Four Hundred Thirty U/A/D 4/2/94	2,115,000	(6)	4.1%
Trust Seven Hundred Thirty U/A/D 4/2/94	2,115,000	(6)	4.1%
Trust 3080	500,000	(6)	1.0%
Trust 3081	500,000	(6)	1.0%
Cindy K. Andreotti	5,300		*
Robert F. Bernard	82,932	(3)	*
Thomas M. Collins	178,932	(3)(7)	*
John W. Gerdelman	87,432	(3)	*
Robert J. Keller	553,500	(3)	1.1%
John C. Kraft	—		—
John J. Park	8,217	(3)	*
James M. McClenahan	129,850	(3)	*
Mark E. McDermott	236,655	(3)	*
David J. LaBonte	280,368	(3)	*
Pamela R. Schneider	35,500		*
Marc T. Tanenberg	—	(8)	—
Linda R. Witte	—	(8)	—
All directors and executive officers as a group (15 persons)	21,528,404	(3)	42.2%

*
less than 1%

(1)
Beneficial ownership is shown on this table in accordance with the rules of the Securities and Exchange Commission. Under those rules, if a person held options to purchase Common Shares that are exercisable within 60 days after March 15, 2006, those shares are included in that person's reported holdings and in the calculation of the percentage of Common Shares owned. Percentage of beneficial ownership is based on 51,096,940 Common Shares, which includes 49,748,654 Common Shares outstanding as of March 15, 2006, plus 1,348,286 Common Shares subject to options exercisable as of March 15, 2006, or within 60 days.

(2)
Includes 9,858,000 Common Shares as to which Mr. Schwartz has sole voting and investment power, 9,858,000 Common Shares held by a limited partnership, as to which Mr. Schwartz disclaims beneficial ownership except to the extent of his pecuniary interest therein, and 3,218 Common Shares held by Mr. Schwartz's spouse, as to which Mr. Schwartz disclaims beneficial ownership. Mr. Schwartz's address is 19955 NE Porto Vita Way #2903, Aventura, FL 33180.

(3)
Includes Common Shares which may be acquired pursuant to options exercisable as of March 15, 2006, or within 60 days thereafter, as follows: Mr. Schwartz (112,500 shares); Mr. Bernard (82,932 shares); Mr. Collins (172,932 shares); Mr. Gerdelman (87,432 shares); Mr. Keller (350,000 shares); Mr. Park (8,217 shares); Mr. McClenahan (78,750 shares); Mr. McDermott (207,655 shares); Mr. LaBonte (247,868 shares); and all directors and executive officers as a group (1,348,286 shares). Also includes restricted Common Shares granted to certain executive officers, including certain of the Named Executive Officers, in February 2006 as follows: Mr. Keller (65,000 shares); Mr. McClenahan (29,000 shares); Mr. McDermott (29,000 shares); Mr. LaBonte (29,000 shares); Ms. Schneider (29,000 shares); and all directors and executive officers as a group (239,000 shares). These individuals currently have sole voting, but not sole investment, power over the restricted Common Shares. See "Compensation Committee Report on Executive Compensation" under the heading "Annual Incentives—Executive Restructuring Incentive" for a description of the terms of these restricted Common Shares.

(4)
Based solely upon information provided in the Schedule 13G/A filed jointly on January 24, 2006 by (i) Wells Fargo & Company as a parent holding company ("Wells Fargo"), and (ii) Wells Capital Management Incorporated., Wells Fargo (or one or more of its subsidiaries) has sole voting power over 4,221,457 Common Shares and sole investment power over 4,622,507 Common Shares. The address of Wells Fargo is 420 Montgomery Street, San Francisco, California 94014.

(5)
Based solely upon information provided in the Schedule 13G filed jointly on February 3, 2006 by (i) Sidus Investment Partners, L.P., a Delaware limited partnership ("Sidus Partners"); (ii) Sidus Investments Ltd., a Cayman Islands exempted corporation, ("Sidus Investments"); (iii) Sidus Investment Management, LLC, a Delaware limited liability company, which serves as investment manager to Sidus Partners, Sidus Investments, and a certain managed account which is a beneficial owner of Common Shares (the "Manager"); and (iv) Messrs. Al Tobia and Mike Barone, who serve as the managing members of the Manager, Sidus Partners, Sidus Investments, and Messrs. Tobia and Barone share, or could be deemed to share, voting and investment power over all 3,042,600 Common Shares. Their address is 767 Third Avenue, 15th Floor, New York, New York, 10017.

(6)
Robert H. Wicklein, John J. Abens and Scott Mordell serve as general trustees of Trust Four Hundred Thirty U/A/D 4/2/94, Trust Seven Hundred Thirty U/A/D 4/2/94, Trust 3080 and Trust 3081 (collectively, the "Trusts"). All decisions regarding the voting and disposition of Common Shares held by the Trusts must be made by a majority of the general trustees and, as a result, each of the general trustees disclaims beneficial ownership. M. Christine Schwartz, who is married to Mr. Schwartz, serves as a special trustee of the Trusts and has limited powers to designate successors to the general trustees at the conclusion of their terms, but has no responsibilities or powers regarding the voting or disposition of the Common Shares owned by the Trusts and accordingly disclaims beneficial ownership of such shares. The address of each of the Trusts is 650 Dundee Road, Suite 450, Northbrook, Illinois 60062.

(7)
Includes 3,000 Common Shares held in a trust for the benefit of Mr. Collins' family, of which Mr. Collins is a co-trustee and shares voting and investment power.

(8)
Mr. Tanenberg resigned in July 2005. Ms. Witte resigned in June 2005.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, eight directors, constituting the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Shareholders. It is intended that the executed and returned proxy cards (except proxy cards marked to the contrary) will be voted for the nominees listed below, each of whom is currently a member of the Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

        The Board of Directors recommends a vote FOR the election of each of the following nominees.

Nominees for Election

Name	Age	Position
Cindy K. Andreotti	50	Cindy K. Andreotti became a director of the Company in April 2005. Currently, Ms. Andreotti is President and Chief Executive Officer of The Andreotti Group LLC, a strategic business advisory firm serving domestic/global enterprise clients, private equity and institutional firms and international investment groups. Prior to the launch of The Andreotti Group, Ms. Andreotti was President, Enterprise Markets for MCI, Inc., which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in July 2002 and successfully emerged from Chapter 11 protection in April 2004. Enterprise Markets consisted of the Global Accounts Segment, Government Markets, the Conferencing Business Unit, and MCI Solutions, the managed services arm of MCI. Previous assignments at MCI included President of Business Markets and President of Global Accounts and Strategic Ventures and Alliances. Before joining MCI in 1990, Ms. Andreotti was with AT&T Corporation. Ms. Andreotti is also Vice Chairman of the Japan American Society, a cabinet member of the Los Angeles Music Center, a member of the Executive Committee for the Red Cross, a member of the Accenture Women's Leadership Forum and a member of the board of directors for Rivermine Solutions, Inc., a leading provider of enterprise Telecommunications Expense Management solutions.
Robert F. Bernard	44
		Robert F. Bernard became a director of the Company in August 2000. He is the President and Chief Executive Officer of WHITTMANHART, a provider of enterprise commerce solutions for the mid-market, which Mr. Bernard founded in September 2001. Previously, Mr. Bernard was Chairman and Chief Executive Officer of marchFIRST, Inc., which filed for protection under Chapter 11 of the U.S. Bankruptcy Code on April 12, 2001, and subsequently converted to a Chapter 7 liquidation.
Thomas M. Collins	78
		Thomas M. Collins became a director of the Company in August 1995. He is Of Counsel at Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, of which Mr. Collins served as Chairman for more than five years and where he has practiced for more than 50 years. Mr. Collins served on the board of directors of Life Investors, Inc., a financial services holding company, for over 20 years, serving as its Chairman from 1980 to 1988. He currently serves on the board of 2001 Development Company, a non-public income corporation.

John W. Gerdelman	53
		John W. Gerdelman became a director of the Company in April 2001. Mr. Gerdelman is Executive Chairman of Intelliden Corporation, a leading provider of intelligent networking software solutions. Previously, Mr. Gerdelman was President and Chief Executive Officer of AboveNet, Inc., a provider of digital communications infrastructure solutions. Mr. Gerdelman joined AboveNet in April 2002, to guide the company through a reorganization under Chapter 11 of the U.S. Bankruptcy Code, culminating in its emergence from Chapter 11 protection in September 2003. Until April 2002, Mr. Gerdelman was Managing Partner of mortonsgroup LLC, an information technology and telecommunications venture group. Previously he had served as President and Chief Executive Officer of USA.NET, a provider of innovative email solutions, and as President of the network and information technology division of MCI Telecommunications Corporation. Mr. Gerdelman serves on the boards of directors of Sycamore Networks, McData Corporation, Terabeam Corporation, Intelliden Corporation, Looking Glass Networks, Speakeasy and U.S. Inspect.
Robert J. Keller	52
		Robert J. Keller became a director in March 2004 when he joined the Company as President and Chief Executive Officer. From February 1998 through September 2003, Mr. Keller served in various capacities at Office Depot, Inc., most recently as President, Business Services Group. Prior to joining Office Depot, Inc., Mr. Keller was Executive Vice President (1993 to 1998) and Senior Vice President (1988 to 1993) of Dun & Bradstreet Corporation. Mr. Keller is a director of ACCO Brands Corporation, a NYSE listed company.
John C. Kraft	64
		John C. Kraft became a director in October 2005. Mr. Kraft was Vice Chairman and Chief Operating Officer at Leo Burnett where he oversaw the operations of the company's 50 offices located in 43 countries. He also served on the company's Board of Directors. After taking early retirement from Leo Burnett, Mr. Kraft was the Executive Vice President and Chief Administrative Officer and a director of Young and Rubicam for two years. Mr. Kraft is a director of Chicago Central Area Committee.
John J. Park	44
		John J. Park became a director in August 2004. Mr. Park has been the Chief Financial Officer at Hewitt Associates, a global human resources outsourcing and consulting firm, since joining that company in November 2005. Prior to joining Hewitt, Mr. Park served as Chief Financial Officer of Orbitz, Inc., an online travel company, from October 2000 until February 2005, and as acting President from November 2004 until February 2005. Prior to joining Orbitz, Mr. Park held executive positions with Sears Roebuck & Co., including Vice President, Finance for its services and credit card businesses.
Theodore G. Schwartz	52
		Theodore G. Schwartz is Chairman of the Board of Directors of the Company. Mr. Schwartz is the founder of the Company and has served as the Company's Chairman since its formation in May 1973. He served as the Company's Chief Executive Officer until January 2000, and again from May 2001 until March 2004.

Meetings of the Board of Directors and Corporate Governance

        The Board of Directors met seventeen times during fiscal year 2005 and periodically took action by unanimous written consent. All incumbent directors attended at least 75% of the aggregate of such meetings and meetings of Board committees on which they served in fiscal year 2005.

        The Board of Directors has adopted Corporate Governance Guidelines, which set forth the role and functions of the Board of Directors, director qualifications and guidelines with respect to Board of Director meetings and committees of the Board, among other things. The Board of Directors has determined that all Board members, excluding Messrs. Keller and Schwartz, are independent under The Nasdaq National Market listing standards.

Board Committees

        The Board of Directors has established three standing committees and has adopted written charters for each committee: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. While the Board's committees are constituted as described below and vote on matters as described below, other members of the Board, including directors not determined by the board to qualify as independent, are frequent participants (although not voting participants) in Committee meetings and proceedings.

        Each Committee's charter is available on the Company's website at www.apaccustomerservices.com. A copy of each charter is also available in print to shareholders upon request, addressed to the Secretary at APAC Customer Services, Inc., Six Parkway North, Deerfield, IL 60015.

Audit Committee

        The Audit Committee, which consists of Messrs. Gerdelman (Chairman), Park and Kraft and Ms. Andreotti, appoints the Company's independent registered public accounting firm, reviews the proposed scope of the annual audit, oversees the adequacy and effectiveness of accounting and financial controls, and reviews the annual and quarterly financial statements with management and the independent registered public accounting firm. The Audit Committee met nine times in fiscal year 2005. All members of the Audit Committee are independent as defined for audit committee members by the listing standards of The Nasdaq National Market. The Board of Directors has determined that each member of the Audit Committee is financially literate in accordance with the listing standards of The Nasdaq National Market and that Mr. Park is an "audit committee financial expert," as defined by the Securities and Exchange Commission.

Compensation Committee

        The Compensation Committee, which consists of Messrs. Park (Chairman), Collins and Bernard, approves senior management compensation and oversees the Company's equity compensation plans. The Compensation Committee is also responsible for annually evaluating the performance of the Chief Executive Officer. The Compensation Committee elected to include all the directors in the evaluation process that occurred in early 2006. The Compensation Committee met nine times in fiscal year 2005 and periodically took action by unanimous written consent. All members of the Compensation Committee are independent directors as defined in the listing standards of The Nasdaq National Market.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, or Nominating/Governance Committee, which consists of Messrs. Collins (Chairman) and Gerdelman and Ms. Andreotti, identifies and recommends to the Board of Directors individuals qualified to serve as directors of the Company, recommends directors to serve on committees of the Board of Directors, advises the Board of Directors with respect to matters of Board composition and procedures, develops and recommends to the Board of Directors corporate governance principles applicable to the Company, oversees corporate governance matters generally, and reviews on an annual basis director compensation. The Nominating/Governance Committee met six times during fiscal year 2005 and periodically took action by unanimous written consent. All members of the Nominating/Governance Committee are independent directors as defined in the listing standards of The Nasdaq National Market.

        The Nominating/Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating/Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating/Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a shareholder must submit the recommendation in writing and must include the following information: the name of the shareholder and evidence of the person's ownership of Common Shares of the Company, including the number of shares owned and the length of time of ownership; and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as director if selected by the Nominating/Governance Committee and nominated by the Board.

        The shareholder recommendation and information described above must be sent to the Secretary at Six Parkway North, Deerfield, IL 60015 and must be received by the Secretary not less than 90 or more than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareholders.

        The Nominating/Governance Committee believes that the minimum qualifications for serving as a director of the Company are the ability to apply good and independent judgment in a business situation and the ability to represent the interests of shareholders. A director also must be free from any conflicts of interest that would interfere with his or her loyalty to the Company or its shareholders. Candidates considered by the Nominating/Governance Committee for election or reelection to the Board of Directors should possess the following qualifications: the highest level of personal and professional ethics, integrity and values; an inquiring and independent mind; practical wisdom and mature judgment; broad training and experience at the policy-making level in business, finance and accounting, government, education or technology; expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained; willingness to devote sufficient time and attention to carrying out the duties and responsibilities of Board membership; commitment to serve on the Board for several years to develop knowledge about the Company's business; willingness to represent the best interests of all shareholders and objectively appraise management performance; and involvement only in activities or interests that do not conflict with the director's responsibilities to the Company and its shareholders.

        Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee or of the Board of Directors, including directors who have not been designated as independent, contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating/Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. Other members of the Board, including Mr. Schwartz and Mr. Keller, will also interview the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2005, no Company executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. None of the members of the Compensation Committee was a Company employee in fiscal year 2005 or was formerly a Company officer.

Shareholder Communications with the Board of Directors

        The Board of Directors has established a process to receive communications from shareholders. Shareholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors, or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at Six Parkway North, Deerfield, IL 60015.

        All communications received as set forth in the preceding paragraph will be opened by the office of the Secretary for the sole purpose of determining the nature of the communications. Communications that constitute advertising, promotions of a product or service, or patently offensive material will not be forwarded to the directors. Other communications will be forwarded promptly to the addressee or addressees.

Policy Regarding Director Attendance at Annual Meetings

        The Company considers attendance and participation at the annual meeting of shareholders to be important to effectively fulfill the responsibilities of its directors. Accordingly, it is Company policy to encourage each of its directors to attend the annual meeting. All of the directors then serving on the Board were in attendance at the 2005 Annual Meeting, other than Mr. Skinner who had previously announced that he was not seeking re-election.

Director Compensation

        Each director who is not a Company employee is compensated for services as a director with: (i) an annual cash retainer of $22,000; (ii) a cash payment of $1,500 for each board meeting attended in person and a cash payment of $750 for each board meeting attended by telephone; and (iii) quarterly grants of options to purchase Common Shares. The total number of options to be granted annually to each director is calculated as of the date of the Company's annual meeting of shareholders and is determined by dividing $90,000 by the average fair market value of a Common Share over the preceding calendar year. Options are granted to directors in four equal installments as of the first trading day of each calendar quarter. Options have an exercise price equal to the fair market value of a Common Share on the date of grant. For Board Committee service: (i) the Audit Committee chairman receives an annual fee of $10,000; (ii) each of the other Committee chairmen receives an annual fee of $5,000; and (ii) each Committee member, including the Committee chairman, receives a cash payment of $1,500 for each committee meeting attended in person and a cash payment of $750 for each committee meeting attended by telephone. Directors are also reimbursed for certain expenses in connection with attendance at Board and Committee meetings as well as approved education programs and other required travel.

        Mr. Schwartz, the Chairman of the Board, who was an employee of the Company until December 31, 2005, received an annual salary of $100,000, was reimbursed for expenses and otherwise received no compensation for his services as a director. Effective January 1, 2006, Mr. Schwartz is entitled to be compensated in the same manner as the other directors who are not Company employees as described above, and he is also entitled to receive an annual cash retainer of $15,000 for his services as Chairman of the Board. In addition, Mr. Schwartz has elected to receive continued medical coverage under the Company's plan for the period permitted by federal law and the Company has agreed to pay his premiums of approximately $900 per month. Mr. Keller, President and Chief Executive Officer of the Company, is the only employee director. Mr. Keller does not receive any additional compensation for his services as a director.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by its chief executive officer, the four most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of fiscal year 2005, and two of the Company's former executive officers (together, the "Named Executive Officers") during each of the last three fiscal years.

Summary Compensation Table

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compen- sation ($)
Robert J. Keller President and Chief Executive Officer	2005 2004	400,000 307,692	(2)	— —		2,046 7,360	(1) (1)(3)	1,050,000 400,000	— 60,956	(4)
James M. McClenahan Senior Vice President, Sales and Marketing	2005 2004	292,212 162,231	(2)	— 28,500	(5)	1,278 504	(1) (1)	375,000 75,000	— —
Mark E. McDermott Senior Vice President and Chief Information Officer	2005 2004 2003	237,019 263,412 172,104	(7)	— — 20,516		3,655 22,496 25,718	(1)(6) (1)(3)(6) (1)(3)(6)	350,000 50,000 14,040	— — —
David J. LaBonte Senior Vice President, Operations	2005 2004 2003	270,300 268,812 259,543		— 41,552 32,000		2,795 2,469 1,202	(1) (1) (1)	300,000 — 64,825	5,599 20,632 30,835	(8) (8) (8)
Pamela R. Schneider Senior Vice President, General Counsel and Secretary	2005	135,000	(2)	—		546	(1)	300,000	—
Marc T. Tanenberg Senior Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	171,138 275,826 264,539	(9)	— — 42,336		8,383 8,560 8,696	(1)(3) (1)(3) (1)(3)	300,000 — 69,825	165,593 — —	(10)
Linda R. Witte Senior Vice President, General Counsel and Secretary	2005 2004 2003	115,904 249,405 240,904	(9)	— — 38,416		18,564 8,238 8,187	(1)(3) (1)(3) (1)(3)	300,000 — 34,825	218,655 — —	(11)

(1)
Represents $2,046 and includes $1,210 for group life insurance premiums paid by the Company on behalf of Mr. Keller in 2005 and 2004, respectively. Represents group life insurance premiums paid by the Company on behalf of Mr. McClenahan in 2005 and 2004. Includes $748, $358 and $340 for group life insurance premiums paid by the Company on behalf of Mr. McDermott in 2005, 2004 and 2003, respectively. Represents group life insurance premiums paid by the Company on behalf of Mr. LaBonte in 2005, 2004 and 2003. Represents group life insurance premiums paid by the Company on behalf of Ms. Schneider in 2005. Includes $1,021, $1,348 and $1,728 for group life insurance premiums paid by the Company on behalf of Mr. Tanenberg in 2005, 2004 and 2003, respectively. Includes $708, $1,422 and $1,573 for group life insurance premiums paid by the Company on behalf of Ms. Witte in 2005, 2004 and 2003, respectively.

(2)
Mr. Keller joined the Company in March 2004. Mr. McClenahan joined the Company in May 2004. Ms. Schneider joined the Company in June 2005.

(3)
Includes $6,150 for contributions to the Company's retirement plans on behalf of Mr. Keller in 2004. Includes $6,357 and $5,166 for contributions to the Company's retirement plans on behalf of Mr. McDermott in 2004 and 2003, respectively. Includes $7,362, $7,212 and $6,968 for contributions to the Company's retirement plans on behalf of Mr. Tanenberg in 2005, 2004 and 2003, respectively. Includes $17,856, $6,816 and $6,614 for contributions to the Company's retirement plans on behalf of Ms. Witte in 2005, 2004 and 2003, respectively.

(4)
Represents $60,956 in relocation expenses.

(5)
Represents guaranteed bonus pursuant to Mr. McClenahan's employment agreement.

(6)
Includes $2,907, $15,781 and $20,212 in commissions paid by the Company in 2005, 2004 and 2003, respectively, relative to business won by the Company in previous years.

(7)
Includes a $60,532 debit to Mr. McDermott's accrued vacation balance which was applied to pay off an employee loan which had been made to Mr. McDermott prior to the enactment of the Sarbanes-Oxley Act of 2002 and also prior to his becoming an executive officer of the Company.

(8)
Includes $3,603, $15,011 and $22,217 of relocation expenses and $1,996, $5,621 and $8,618 to pay the taxes imposed on such relocation expenses in 2005, 2004 and 2003, respectively.

(9)
Mr. Tanenberg resigned in July 2005. Ms. Witte resigned in June 2005.

(10)
Includes $31,358 as payment by the Company for accrued and unused vacation, $24,536 for a payout from the Company's retirement plan for highly compensated employees associated with Mr. Tanenberg's resignation and $109,699 in severance paid by the Company in connection with Mr. Tanenberg's resignation.

(11)
Includes $46,228 as payment by the Company for accrued and unused vacation, $35,140 for a payout from the Company's retirement plan for highly compensated employees associated with Ms. Witte's resignation and $137,287 in severance paid by the Company in connection with Ms. Witte's resignation.

Option Grants in Last Fiscal Year

        The following table sets forth the number of stock options granted to the Named Executive Officers during fiscal year 2005, all of which were "Special Option Grants" as described more fully in the "Compensation Committee Report on Executive Compensation" under the heading "Incentive Stock Plan" set forth on page 14.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Sh)	Expiration Date(3)
					5% ($)	10% ($)
Robert J. Keller	750,000	12.1	1.62	2/8/2015	764,107	1,936,397
James M. McClenahan	300,000	4.9	1.62	2/8/2015	305,643	774,559
Mark McDermott	300,000	4.9	1.62	2/8/2015	305,643	774,559
David J. LaBonte	300,000	4.9	0.86	7/1/2015	162,255	411,186
Pamela R. Schneider	300,000	4.9	0.88	6/13/2015	166,028	420,748
Marc T. Tanenberg(4)	300,000	4.9	1.62	2/8/2015	305,643	774,559
Linda R. Witte(4)	300,000	4.9	1.62	2/8/2015	305,643	774,559

(1)
The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the shares thereby acquired are sold on the last day of the option term for the appreciated stock price.

(2)
Based on options for a total of 6,180,500 Common Shares granted to employees, including the Named Executive Officers, in fiscal year 2005.

(3)
The term of each option is 10 years. The term is subject to acceleration in the event of certain employment terminations or a change in control of the Company. Options are not exercisable during the first twelve months from the date the options are granted, but on and after the first day of each anniversary of the date on which such option was awarded, 20% of the total shares subject to the option become exercisable.

(4)
Mr. Tanenberg resigned in July 2005. Ms. Witte resigned in June 2005. No portion of the options granted to Mr. Tanenberg or Ms. Witte reflected in the table above were vested at the time of their resignations, and all then-outstanding unvested options were forfeited.

Aggregate Fiscal Year-End Option Values

        The following table provides information regarding the exercisable and unexercisable stock options held by the Named Executive Officers as of December 30, 2005, the last trading day of fiscal year 2005. No Named Executive Officer exercised options in fiscal year 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Keller	100,000	1,050,000	—	150,000.00
James M. McClenahan	18,750	356,250	937.50	62,812.50
Mark McDermott	130,020	348,020	—	60,000.00
David J. LaBonte	229,630	337,820	—	288,000.00
Pamela R. Schneider	0	300,000	—	282,000.00
Marc T. Tanenberg(2)	0	0	—	—
Linda R. Witte(2)	0	0	—	—

(1)
Value is calculated by subtracting the exercise price per share from the fair market value at December 30, 2005, the last trading day in fiscal year 2005, of $1.82 per share, and multiplying by the number of Common Shares subject to the stock options.

(2)
Mr. Tanenberg resigned in July 2005. Ms. Witte resigned in June 2005.

Employment Agreements

        In March 2004, the Board of Directors elected Robert J. Keller as President and Chief Executive Officer of the Company. The terms of Mr. Keller's employment arrangements are described in the "Compensation Committee Report on Executive Compensation" under the heading "Chief Executive Officer Compensation" set forth on page 14. The Company entered into an employment agreement with Mr. McClenahan in May 2004 and with Ms. Schneider in June 2005. Mr. McClenahan's current salary is $315,000 and Ms. Schneider's current salary is $270,000. Mr. McDermott's current salary is $270,000, and Mr. LaBonte's current salary is $285,000. The agreements with Mr. McClenahan and Ms. Schneider provide for eligibility for bonuses under the Company's Management Incentive Plan and options to purchase Common Shares, severance payments in the amount of twelve months of base salary in the event of termination of employment other than for cause, and non-competition and confidentiality commitments on the part of the executive. Mr. McDermott and Mr. LaBonte are subject to non-competition and confidentiality commitments.

Employment Security Agreements

        The Company maintains a "double trigger" severance plan in which the Company's Chief Executive Officer, Senior Vice Presidents and certain other executives participate. The plan provides that following a change in control, severance will be payable upon termination of the executive's employment within one year after the change in control either by the Company, other than for cause, or by the executive for good reason. Pursuant to the plan, each of the Chief Executive Officer, the Senior Vice Presidents and certain other executives is a party to an Employment Security Agreement, which serves to confer the benefits contemplated by the plan. Mr. Keller is entitled to severance in an amount equal to thirty-six months salary plus target bonus under the Management Incentive Plan under his Employment Security Agreement. Each of Messrs. McClenahan, McDermott and LaBonte and Ms. Schneider is entitled to severance in an amount equal to eighteen months salary plus target bonus under the Management Incentive Plan under his or her Employment Security Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy and Overall Objectives

        The Compensation Committee administers the Company's executive compensation program. The Compensation Committee is composed of independent directors responsible for the oversight of all elements of compensation for the Company's executive officers. The Compensation Committee has furnished this report on executive compensation for fiscal year 2005.

        The industry sector in which the Company operates is highly competitive. The Company intends that its compensation programs be both market competitive and effective in supporting the Company's business strategy and the execution of tactical and strategic initiatives. From time to time, the Company retains independent compensation consultants to provide objective and expert advice on various plan design issues.

        The executive compensation program consists generally of base pay, annual performance-based cash incentives, and long-term performance-based equity incentives, all of which are designed to reward executives for superior Company performance and the creation of shareholder value. The Compensation Committee believes that a true pay-for-performance culture based on accountability and linkage to business objectives is critical for future business success.

        The Company's practice is to target total compensation levels for the Company's executives at above average levels. A range between the 50th percentile and 75th percentile of total compensation of surveyed companies is generally targeted.

Executive Compensation Components

        The Company's executive compensation program consists of three key components that collectively help the Company attract, retain and motivate key executive talent. The components balance short-term and long-term perspectives, decision-making and actions. Each component is set forth below.

  Base Salary

        Base salaries of executive officers are targeted to be competitive relative to companies in the customer service or customer relationship management, outsourcing and other comparable industries. In determining salaries, the Compensation Committee also takes into account individual experience and performance.

  Annual Incentives

        Management Incentive Plan.    The APAC Customer Services, Inc. 2005 Management Incentive Plan, or the Management Incentive Plan, was approved by the Company's stockholders on June 3, 2005. Under the Management Incentive Plan, incentive opportunities are designed around a strategic mix of corporate and individual performance objectives. All corporate and individual targets are directly linked to the Company's annual business and financial plan. For 2006, as reviewed and approved by the Compensation Committee, the financial targets under the Management Incentive Plan are earnings before income, taxes, depreciation and amortization, or EBITDA, revenue and, for the Company's Chief Executive Officer and all Senior Vice Presidents, earnings per share. For participants in the Management Incentive Plan other than the executive officers, individual performance goals are set within three categories: individual objectives, client key performance indicators and execution against financial metrics. The employee and his or her manager establish and review individual goals aligned with the Company's business plan.

        Executive Restructuring Incentive.    Due to the financial performance of the Company prior to its July 2005 restructuring, the performance goals set for the 2005 annual bonuses to be paid under the Management Incentive Plan were not achieved. In the second half of 2005, financial performance improved as a result of the July restructuring and the Board of Directors determined that, in lieu of an annual cash bonus, it would provide an executive restructuring incentive for the Chief Executive Officer, all Senior Vice Presidents and certain other key employees. The purpose of the incentive was to reward these individuals for the successful execution of the July restructuring plan. A total of 294,000 restricted Common Shares were granted to participants on February 7, 2006 under the APAC Customer Services, Inc. 2005 Incentive Stock Plan, or the Incentive Stock Plan. All restricted Common Shares will become unrestricted and fully vested two years after the date of grant; provided the Company achieves the EBITDA targets provided in the 2006 Financial Plan for the six-month fiscal period ended July 2, 2006.

  Long-Term Incentives

        Incentive Stock Plan.    The Incentive Stock Plan was approved by the Company's shareholders on June 3, 2005. The purpose of the Incentive Stock Plan is to attract and retain highly qualified individuals and to motivate them to maximize shareholder value. The Compensation Committee believes that options to acquire Common Shares of the Company serve this purpose. Participation in the Incentive Stock Plan is limited to executive officers and key employees who the Compensation Committee has determined to be key contributors to the future growth and profitability of the Company. In 2005, the Compensation Committee granted a total of 6,180,500 options to 55 employees.

        In February 2005, the Company made "Special Option Grants" to acquire 3,870,000 Common Shares to 20 employees, including the Chief Executive Officer and the four other most highly compensated executive officers at that time. These grants are reflected in the "Option Grants in Last Fiscal Year" table on page 11. In October 2005, the Company made "Special Retention Option Grants" of 530,000 restricted Common Shares to 23 employees who did not previously receive a "Special Option Grant." These Special Retention Option Grants have an exercise price of $1.35 per share, the closing price of Common Shares on the date of grant, and vest over a period of eighteen months. The purpose of these Special Retention Option Grants was to retain certain key employees during a period of uncertainty at the Company.

        The Company has adopted stock option grant guidelines that provide new hire, promotion, and performance award option grant opportunities for management employees at the vice president level and above, as well as certain individually selected key employees. These guidelines are based on competitive industry practice. Under the guidelines, plan participants are eligible for grants based on their responsibilities, individual performance and contribution to the Company. Options granted pursuant to these guidelines vest annually over a four or five year period, as determined by the Compensation Committee, with partial acceleration of vesting upon a change in control if the employee is then employed by the Company and full vesting upon a termination of employment on or after a change in control in certain circumstances.

        Long Term Cash Incentive Plan.    In February 2005, the Company issued long term cash incentive awards to certain key employees not included in the Special Option Grants. These awards call for a payment in 2008 based on the Company's 2007 EBITDA and revenue performance and also provide for partial acceleration of vesting upon a change in control in certain circumstances.

Chief Executive Officer Compensation

        In March 2004, the Board of Directors elected Mr. Keller as President and Chief Executive Officer of the Company. The Compensation Committee conducted an evaluation of Mr. Keller's compensation, which included a competitive analysis of compensation practices for chief executive officers and a recommendation by an independent compensation consultant. Upon the recommendation of the Compensation Committee, the Board of Directors approved the following compensation arrangement for Mr. Keller. Effective April 3, 2006, Mr. Keller receives an annual salary of $440,000 and is eligible for annual bonuses under the Company's Management Incentive Plan at threshold, target and maximum bonus levels of 50%, 75% and 150% of salary, based solely on the Company's performance against the annual financial performance measures of EBITDA, revenue and earnings per share. Mr. Keller's annual bonus will be paid one half in cash and one half in restricted stock or deferrable restricted stock units, to vest 50% on the date of grant and 50% on the first anniversary of the date of grant. Mr. Keller's agreement provides for severance payments in the amount of twenty-four months of base salary and a prorated portion of the bonus payable based on actual performance for the year in which termination occurs in the event of termination of employment other than for cause as well as continuation of certain insurance and medical benefits.

        On his hire date, Mr. Keller was granted an option for 400,000 Common Shares. This option provides for four year vesting, a partial acceleration of vesting upon a change in control if Mr. Keller is then employed by the Company and full vesting upon a termination on or after a change of control in certain circumstances. In February 2005, Mr. Keller was awarded a Special Option Grant for an additional 750,000 Common Shares, pursuant to the Special Option Grant terms described above under the heading "Incentive Stock Plan." In February 2005, Mr. Keller was awarded 65,000 restricted Common Shares pursuant to the executive restructuring incentive described above under the heading "Executive Restructuring Incentive." In addition, effective March 30, 2006, Mr. Keller was awarded 100,000 restricted Common Shares which will become unrestricted and fully vested on March 30, 2008, provided certain performance objectives are met during the fourth fiscal quarter of 2006. The purpose of this additional equity grant is to provide an additional incentive to Mr. Keller to enhance shareholder value.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is specifically exempt from the deduction limit. The Compensation Committee operates according to a philosophy intended to take full advantage of deductions available under Section 162(m).

Respectfully submitted,

COMPENSATION COMMITTEE
John J. Park, Chairman Robert F. Bernard Thomas M. Collins

PERFORMANCE GRAPH

        The following graph sets forth a comparison of the cumulative total shareholder return on the Company's Common Shares for the period beginning December 29, 2000, and ending December 30, 2005, as compared with the cumulative total return of the S&P 500 Index and a Peer Group Index. The Peer Group consists of: Aegis Communications Group Inc., Convergys Corp., ICT Group Inc., Sitel Corp., Startek Inc., Sykes Enterprises Inc., Teletech Holdings Inc., and West Corp. The total shareholder return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 in each of the Company's Common Shares, the S&P 500 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG APAC CUSTOMER SERVICES INC., THE S & P 500 INDEX
AND A SELF-DETERMINED PEER GROUP

$120
$100
$80
$60
$40
$20
$0
12/29/00
12/28/01
12/27/02
12/26/03
12/31/04
12/30/05
APAC Customer Services, Inc.
S&P 500 Stocks
Self-Determined Peer Group

	12/29/00	12/28/01	12/27/02	12/26/03	12/31/04	12/30/05
APAC Customer Services, Inc.	$100.0	$68.1	$61.8	$70.2	$47.2	$49.6
S&P 500 Stocks	100.0	88.1	68.6	88.3	97.9	102.8
Self-Determined Peer Group	100.0	88.5	42.3	56.0	56.1	66.2

* $100 invested on 12/29/00 in stock or index, including reinvestment of dividends. Index calculated on month-end basis.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Fees billed to the Company by Deloitte & Touche LLP, its independent registered public accounting firm, for services rendered during fiscal years 2005 and 2004 were as follows:

	2005	2004
Audit Fees	$542,629	$518,000
Audit-Related Fees	81,110	15,500
Tax Fees	135,212	136,100

Total	$758,951	$659,600

        "Audit Fees" include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, fees associated with the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, and fees associated with Section 404 attestation services.

        "Audit Related Fees" in fiscal year 2005 are fees for assurance and related services that are related to the performance of our computer controls. Audit Related Fees in fiscal year 2004 are related to the audit of the Company's retirement plans.

        "Tax Fees" includes tax compliance, assistance with tax audits and tax advice.

        Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing the Company's independent registered public accounting firm and approving the terms of the independent registered public accounting firm's services. The Audit Committee has established a policy governing services performed by the Company's independent registered public accounting firm, which requires Audit Committee pre-approval of all audit and non-audit services to be provided by the Company's independent registered public accounting firm, sets forth non-audit services which may not be performed by the Company's independent registered public accounting firm and provides for regular review by the Audit Committee of the services performed by the Company's independent registered public accounting firm and their fees. The Audit Committee approved 100% of the audit, audit related, tax and other services provided by Deloitte & Touche LLP in fiscal years 2005 and 2004.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee met and held discussions with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm for fiscal year 2005. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2006. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended.

        Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended. The Audit Committee has discussed the independence of Deloitte & Touche LLP with members of the firm.

        Management is responsible for the Company's internal control and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its charter, the Audit Committee's responsibilities include the monitoring and oversight of these processes.

        In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to certify that the audit of the Company's financial statements has been carried out in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

        Based upon and in reliance upon the review and discussion referred to above and the review of Deloitte & Touche LLP's report to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE
John W. Gerdelman, Chairman Cindy K. Andreotti John C. Kraft John J. Park

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP served as the Company's independent registered public accounting firm during fiscal year 2005. The Audit Committee has retained Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the first fiscal quarter of 2006. The Audit Committee is in the process of interviewing firms to serve as the Company's independent registered public accounting firm for the balance of fiscal year 2006. Representatives of Deloitte & Touche LLP, and any other firm selected to serve as the Company's independent registered public accounting firm prior to the Annual Meeting, are expected to be present at the Annual Meeting, where they will be available to make a statement and respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has a $163,000 investment in 2001 Development Corporation, a community-oriented economic development company in Cedar Rapids, Iowa, of which Mr. Collins, a member of the Board of Directors, is the President. As share ownership in 2001 Development Corporation is limited to corporations doing business in Cedar Rapids, Mr. Collins owns no interest in 2001 Development Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, its directors, and persons who own more than ten percent of the Company's outstanding Common Shares report their beneficial ownership and changes in their beneficial ownership of the Company's equity securities by filing reports with the Securities and Exchange Commission. During fiscal year 2005, to the Company's knowledge, its officers, directors, and greater than ten percent beneficial owners filed the reports required by Section 16(a) on a timely basis, except that each of Messrs. Bernard, Collins, Gerdelman, Kraft and Park and Ms. Andreotti inadvertently filed one Form 4 late in January 2006 and Mr. LaBonte inadvertently filed one Form 4 late in March 2006.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained from the Company's website at www.apaccustomerservices.com, or by writing to APAC Customer Services, Inc., Six Parkway North, Deerfield, Illinois 60015, Attention: George H. Hepburn III, Senior Vice President and Chief Financial Officer.

MULTIPLE SHAREHOLDERS SHARING AN ADDRESS

        The rules of the Securities and Exchange Commission permit companies to provide a single copy of an annual report and proxy statement to households in which more than one shareholder resides. This process is known as householding. Shareholders who share an address and who have been previously notified that their broker, bank or other intermediary will be householding their proxy materials will receive only one copy of the Company's Proxy Statement and Annual Report to Shareholders unless they have affirmatively objected to the householding notice.

        Shareholders sharing an address who received only one set of these materials may request a separate copy which will be sent promptly at no cost by writing or calling Investor Relations for the Company at: Investor Relations, APAC Customer Services, Inc., Six Parkway North, Deerfield, Illinois 60015 or 800-776-2722. For future annual meetings, a shareholder may request separate annual reports or proxy statements, or may request the householding of such materials, by contacting the Company as noted above.

PROPOSALS OF SHAREHOLDERS FOR 2007 ANNUAL MEETING

        A shareholder who intends to present a proposal at the 2007 Annual Meeting and who wishes to have the proposal included in the Company's proxy statement for that meeting must deliver the proposal to the Secretary. All proposals must be received by the Secretary at the Company's principal executive office, Six Parkway North, Deerfield, Illinois 60015, no later than December 24, 2006, and must satisfy the applicable rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

        A shareholder who intends to nominate a candidate for director or to present a proposal that is a proper subject for consideration at the 2007 Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement, must provide written timely notice to the Secretary in accordance with the Company's Bylaws. To be timely, such notice must be delivered to the Secretary at the Company's principal executive offices between February 4, 2007 and March 6, 2007. However, if the date of the 2007 Annual Meeting is before May 3, 2007, or after August 4, 2007, the notice must be delivered to the Secretary at the Company's principal executive office not more than 120 days prior to the 2007 Annual Meeting and not less than the later of 90 days prior to the 2007 Annual Meeting or 10 days following the day on which the Company first publicly announces the date of the 2007 Annual Meeting. The notice must describe certain information regarding the nominee and the shareholder giving the notice, including information such as name, address, occupation and shares held.

OTHER MATTERS TO COME BEFORE THE MEETING

        The Board of Directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors

Pamela R. Schneider Secretary
Date: April 28, 2006

APAC Customer Services, Inc.

Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Shareholders on June 2, 2006

        The undersigned hereby appoints Robert J. Keller, George H. Hepburn and Pamela R. Schneider, and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated on the reverse side hereof, all of the Common Shares of APAC Customer Services, Inc. which the undersigned has the power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of APAC Customer Services, Inc. to be held on June 2, 2006, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named on the reverse side.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

/*\ FOLD AND DETACH HERE /*\

APAC CUSTOMER SERVICES, INC.    JUNE 2, 2005
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☒

1.	Election of Directors: The Board of Directors Recommends a Vote "FOR" the following nominees.		For All	Withhold All	For All Except		For	Withhold Abstain	Against
	01—Cindy K. Andreotti 02—Robert F. Bernard 03—Thomas M. Collins 04—John W. Gerdelman	05—John C. Knott 06—Robert J. Keller 07—John J. Park 08—Theodore G. Schwartz	☐	☐	☐
Nominee(s) Excepted
						Mark this box if you have made changes to your name or address details.	☐

Please sign exactly as your name(s) appears hereon. Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

					Signature			Date

					Signature			Date
/*\ FOLD AND DETACH HERE /*\

YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

QuickLinks

COMMON SHARES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
MULTIPLE SHAREHOLDERS SHARING AN ADDRESS
PROPOSALS OF SHAREHOLDERS FOR 2007 ANNUAL MEETING
OTHER MATTERS TO COME BEFORE THE MEETING